UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On February 26, 2026, Duos Technologies Group, Inc. (the “Company”) priced its recently announced public offering (the “Offering”) of common stock, par value $0.001 per share (the “Common Stock”), for gross proceeds of approximately $65 million. The securities in the Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on February 11, 2026, and was declared effective on February 12, 2026 (File No. 333-293372), and the base prospectus dated February 12, 2026, as supplemented by the preliminary prospectus supplement filed on February 26, 2026 and a final prospectus supplement filed on March 2, 2026 (the “Prospectus Supplement”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering closed on March 2, 2026.

The Offering was conducted pursuant to an underwriting agreement (the “Agreement”) between the Company and Titan Partners Group LLC, a division of American Capital Partners, LLC, as the sole bookrunner (the “Underwriter”), that was entered into on February 26, 2026. Pursuant to the Agreement, the Company sold 8,666,666 shares of Common Stock at a public offering price of $7.50 per share, less underwriting discounts and commissions. The Company also granted the Underwriter a 30-day option (the “Underwriter’s Option”) to purchase up to an additional 1,299,999 shares of Common Stock from the Company at the public offering price, less underwriting discounts and commissions. The Company also agreed to issue to the Underwriter warrants to purchase up to 5% of the number of shares of Common Stock sold in the Offering or pursuant to the Underwriter’s Option that will be exercisable immediately upon issuance for a period of five years from the date of the Agreement, at an exercise price of $9.00 per share. On March 2, 2026, the Company issued to the Underwriter a warrant to purchase up to 433,334 shares of Common Stock in connection with the closing of the Offering. The material terms of the Offering are described in the Registration Statement and the Prospectus Supplement. The Agreement contains customary representations, warranties and agreements of us. The Company also agreed in the Agreement to indemnify the Underwriter against certain liabilities.

The foregoing descriptions of the Agreement and underwriter’s warrant are not complete and are qualified in their entirely by reference to the full text of the Agreement and a form of underwriter’s warrant, copies of which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion and consent of Shutts & Bowen LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 26, 2026, the Company issued two press releases, the first announcing that it had commenced the Offering and the second announcing the pricing of the Offering. Copies of these press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated February 26, 2026, between Duos Technologies Group, Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC.
4.1	Form of Underwriter’s Warrant
5.1	Opinion of Shutts & Bowen LLP
23.1	Consent of Shutts & Bowen LLP (included in Exhibit 5.1)
99.1	Press Release, dated February 26, 2026, regarding commencement of the Offering.
99.2	Press Release, dated February 26, 2026, regarding pricing of the Offering.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: March 2, 2026	By:	/s/ Leah F. Brown
Leah F. Brown Chief Financial Officer